Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form 20-F of Immatics N.V. of our report dated April 15, 2020 relating to the financial statements of Immatics Biotechnologies GmbH, which appears in Amendment No. 4 to the Registration Statement on Form F-4 (No. 333-237702) of Immatics B.V.

Munich, Germany

July 8, 2020

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer	/s/ ppa. Andreas Schuster
Wirtschaftsprüfer	Wirtschaftsprüfer

(German Public Auditor)	(German Public Auditor)